Exhibit 99.1

Atlantic Union Bankshares Corporation to Attend

Morgan Stanley US Financials Conference

Richmond, Va., June 4, 2026 – Atlantic Union Bankshares Corporation today announced that it will participate in a fireside chat at the Morgan Stanley US Financials Conference on Wednesday, June 10, 2026.

The chat with senior management will be broadcast on Wednesday, June 10, 2026 at 4:00 p.m. EDT and can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1765027&tp_key=f71d7b76c9&tp_special=8

The audio presentation will be archived for at least 90 days after the event.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

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Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937